Exhibit 3.205

STATE OF FLORIDA

ARTICLES OF INCORPORATION

OF

MEMORIAL HEALTHCARE GROUP, INC.

THE UNDERSIGNED, ACTING AS INCORPORATOR OF A CORPORATION UNDER THE FLORIDA BUSINESS CORPORATION ACT, ADOPTS THE FOLLOWING ARTICLES OF INCORPORATION:

FIRST:	The name of this Corporation is: Memorial Healthcare Group, Inc.

SECOND:	The address of the principal office, and mailing address is: 201 West Main Street, Louisville, Kentucky 40202.

THIRD:	The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock at One Dollar ($1.00) par value.

FOURTH:	The street address of the initial registered office of the Corporation is: C/O C T Corporation System, 1200 South Pine Island Road, City of Plantation, Florida 33324; and the name of its initial registered agent at such address is: C T Corporation System.

FIFTH:	The number of directors constituting the initial Board of Directors of the corporation is six (6), and the names and address of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

	J. Brooks Brown, M.D.	3627 University Blvd. South Suite 830 Jacksonville, FL 32216

	W. Patrick Cusick	3627 University Blvd. South Suite 830 Jacksonville, FL 32216

	C. Graham McGehee	3627 University Blvd. South Suite 830 Jacksonville, FL 32216

	Gary W. Sneed	3627 University Blvd. South Suite 830 Jacksonville, FL 32216

	Guy T. Selander, M.D.	3627 University Blvd. South Suite 830 Jacksonville, FL 32216

	Nathan H. Wilson, Esq.	3627 University Blvd. South Suite 830 Jacksonville, FL 32216

SIXTH:	The name and address of the incorporator is:

	Allan T. Geiger, Esq.	1301 Riverplace Blvd. Suite 1500 Jacksonville, FL 32207

THE UNDERSIGNED HAS EXECUTED THESE ARTICLES OF INCORPORATION AS INCORPORATOR THIS 14th DAY OF NOVEMBER, 1994.

/s/ Allan T. Geiger, Esq.
Allan T. Geiger, Esq.
Incorporator

CERTIFICATE NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

In compliance with Chapter 48.091, Florida Statutes, the following is submitted.

That Memorial Healthcare Group, Inc., a corporation duly organized and existing under the laws of the State of Florida, has named C T Corporation System as its Registered Agent, located at 1200 South Pine Island Road, Plantation, FL 33324, as its agent to accept service of process within Florida.

Having been named to accept service of process for the above named corporation, at the place designated in this Certificate, the undersigned hereby accepts to act in this capacity and agrees to comply with the provisions of all statutes. relative to the proper and complete performance of my duties, and the undersigned accepts the duties and obligations of Section 607.0505, Florida Statutes.

C T CORPORATION SYSTEM

By:	/s/ Connie Bryan
Connie Bryan, Special
Assistant Secretary

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